EXHIBIT 10.15.1

SECURED PROMISSORY NOTE

$22,275,000	Charlotte, North Carolina
February 24, 2012

FOR VALUE RECEIVED, the undersigned GGT WHITEHALL VENTURE NC, LLC, a Delaware limited liability company (the “Borrower”) promise(s) to pay to the order of REGIONS BANK, an Alabama chartered commercial bank, and its successors and assigns (the “Lender”), at 6805 Morrison Blvd., Suite 100, Charlotte, North Carolina 28211, or at such other place as may be designated in writing by the Lender, the principal sum of TWENTY TWO MILLION TWO HUNDRED SEVENTY FIVE THOUSAND AND NO/100THS DOLLARS ($22,275,000) or such sum as may be advanced and outstanding from time to time, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement (as defined below), and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Loan Agreement.

This is the Note (the “Note”) referred to in that certain Construction Loan Agreement dated February 24, 2012 between the Borrower and the Lender (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) pursuant to which the Lender agreed to make a construction loan (the “Loan”) available to the Borrower. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Loan Agreement.

Reference is made to the Loan Agreement for provisions for the prepayment and repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection. This Note is entitled to the benefits and security of the Loan Documents.

The Lender is hereby authorized to record electronically or otherwise the date and amount of each Loan disbursement, and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall be conclusive, absent manifest error, as to the accuracy of the information so recorded; provided, however, the failure of the Lender to make, or any error in making, any such recordation(s) shall not affect the obligation of the Borrower to repay outstanding principal, interest, or any other Obligation due hereunder or under the Loan Agreement in accordance with the terms hereof and thereof.

If: (a) the Borrower shall fail to pay when due any sums payable hereunder, subject to any applicable notice and cure periods as set forth in the Loan Agreement; or (b) any Event of Default occurs and is continuing under the Loan Agreement or any other Loan Document; or (c) the property which is subject to the Deed of Trust, or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, encumbered or leased, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted under the terms of the Loan Agreement or the Deed of Trust (any of the foregoing, an “Event of Default”); THEN the Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of such document.

If any attorney is engaged by the Lender to enforce or defend any provision of this Note or any other Loan Document, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then the Borrower shall pay to the Lender immediately upon demand all attorneys’ fees and all costs incurred by the Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

Notwithstanding anything to the contrary contained herein or in the Loan Documents, the Borrower hereby waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof.

This Note shall be governed by, and construed and enforced in accordance with the laws of the State of North Carolina, except to the extent preempted by federal laws. The Borrower and all persons and entities in any manner obligated to the Lender under this Note consent to the jurisdiction of any federal or state court within the State of North Carolina having proper venue and also consent to service of process by any means authorized by the laws of the State of North Carolina or federal law.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or the Lender at the address and in the manner provided for in the Loan Agreement.

No previous waiver and no failure or delay by the Lender in acting with respect to the terms of this Note or any other Loan Document shall constitute a waiver of any breach, default, or failure of condition under this Note, any other Loan Document or the obligations secured thereby. A waiver of any term of this Note, any other Loan Document or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by the Lender in writing.

[Signatures commence on the following page.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Secured Promissory Note under seal as of the date first written above.

BORROWER:

GGT Whitehall Venture NC, LLC, a Delaware limited liability company

By:	WF Arrowood, LLC, its Operating Member

	By:	/s/ Chad M. Hagler	[SEAL]
Name: Chad M. Hagler
Title: Manager

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